EXECUTED COPY

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                 KYOCERA CORPORATION (KYOCERA KABUSHIKI KAISHA)

                                       AND

                                 CITIBANK, N.A.,
                                  As Depositary

                                       AND

                    HOLDERS AND BENEFICIAL OWNERS OF AMERICAN
                         DEPOSITARY SHARES EVIDENCED BY
                          AMERICAN DEPOSITARY RECEIPTS
                                ISSUED HEREUNDER

                        ________________________________

                                 Amendment No. 1

                                       to

                     Amended and Restated Deposit Agreement

                           Dated as of January 5, 1999

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

            AMENDMENT NO. 1 TO AMENDED AND RESTATED DEPOSIT AGREEMENT

      AMENDMENT NO. 1 TO AMENDED AND RESTATED DEPOSIT AGREEMENT, is made as of January 5, 1999 (the "Amendment"), by and among KYOCERA CORPORATION (KYOCERA KABUSHIKI KAISHA), a corporation organized and existing under the laws of Japan (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America and acting solely as depositary (the "Depositary"), and Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued under the Deposit Agreement (as defined below).

                           W I T N E S S E T H T H A T

      WHEREAS, the parties hereto entered into that certain Amended and Restated Deposit Agreement, dated as of June 29, 1998 (the "Deposit Agreement"), for the creation of American Depositary Receipts ("ADRs") evidencing American Depositary Shares ("ADSs") representing shares of Stock (as defined in the Deposit Agreement) so deposited and for the execution and delivery of such ADRs evidencing such ADSs;

      WHEREAS, the Company has changed the ratio of shares of Stock to ADSs from
(i) two (2) shares of Stock to one (1) ADS to (ii) one (1) share of Stock to one
(1) ADS, and desires to amend the Deposit Agreement to reflect such change; and

      WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Deposit Agreement and the form of ADR annexed thereto as Exhibit A for the purposes set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT

      SECTION 2.01. Deposit Agreement. All references in the Deposit Agreement to the terms "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Amended and Restated Deposit Agreement, dated as of June 28, 1998, as amended by this Amendment.

      SECTION 2.02. Change of Ratio. All references made in the Deposit Agreement to each American Depositary Share representing two (2) shares of Stock shall, as of the Effective Date (as defined in Section 4.01), refer to each American Depositary Share representing one (1) share of Stock.

                                   ARTICLE III

                          AMENDMENTS TO THE FORM OF ADR

      SECTION 3.01. Change of Ratio. All references to each American Depositary Share representing two (2) shares of Stock made in the ADRs issued and outstanding as of the Effective Date (as defined in Section 4.01) shall refer to each American Depositary Share representing one (1) share of Stock.

                                   ARTICLE IV

                                  MISCELLANEOUS

      SECTION 4.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of such date (the "Effective Date").

      SECTION 4.02. New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued hereunder after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

      SECTION 4.03. Notice of Amendment to Holders. The Depositary is hereby directed to send notices informing the Holders of (i) of the terms of this Amendment, (ii) of the Effective Date of this Amendment and (iii) that the Holders shall be given the opportunity, but that it is unnecessary, to surrender outstanding Receipts.

      SECTION 4.04. Indemnification. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein, except for any liability arising out of negligence or bad faith of the Depositary (or any and all of its directors, employees and officers).

      IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                                  KYOCERA CORPORATION (KYOCERA KABUSHIKI KAISHA)


                                  By:    /s/ Kensuke Itoh
                                         ---------------------------------------
                                  Name:  Kensuke Itoh
                                  Title: President and Representative Director


                                  CITIBANK, N.A., as Depositary


                                  By:    /s/ Emi Mak
                                         ---------------------------------------
                                  Name:  EMI MAK
                                  Title: VICE PRESIDENT

                                    EXHIBIT A

                  AMERICAN DEPOSITARY RECEIPT FOR COMMON STOCK
                                       OF
                               KYOCERA CORPORATION

                           (Kyocera Kabushiki Kaisha)

                     (Incorporated under the Laws of Japan)

No.                                         American Depositary Shares

                                    (Each such American Depositary Share
                                    representing one shares of Common Stock par value of 50 yen per share)

      Citibank, N.A., a national banking association incorporated under the laws of the United States, as Depositary (herein called the "Depositary"), hereby certifies that ___________________________________is the owner of American
Depositary Shares ("ADSs"), representing Common Stock ("Stock") of Kyocera Corporation (Kyocera Kabushiki Kaisha), incorporated under the laws of Japan (the "Company"). Each such ADS represents two shares of Stock at the date hereof, deposited at the main office of The Sanwa Bank, Limited or The Sumitomo Bank, Limited in Tokyo (herein called the "Custodian"), as agent of the Depositary.

      1. The Deposit Agreement. This American Depositary Receipt is one of a continuing issue provided by the Company for the convenience of its shareholders generally (such issue of American Depositary Receipts being herein called the "Receipts"), all evidencing rights of similar tenor with respect to Stock deposited under, and all issued and to be issued upon the terms and conditions set forth in, the Deposit Agreement, dated as of February 1, 1976, as amended and restated as of November 28, 1989 as further amended and restated as of June 29, 1998 (as so amended and restated, and as further amended and restated from time to time the "Deposit Agreement"), among the Company, the Depositary all holders from time to time of American Depositary Receipts evidencing American Depositary Shares (the "Holders") issued thereunder and beneficial owners of ADSs (the "Beneficial Owner") evidenced by such ADRs, each of whom by accepting a Receipt or ADS, as the case may be, agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement (copies of which are on file at the Depositary's corporate trust office in New York City and at the Custodian's main office in Tokyo) set forth the rights of Holders of the Receipts and Beneficial Owners of ADSs, and the rights and duties of the Depositary in respect of the Stock deposited and any and all other securities, property and cash from time to time held thereunder ("Deposited Securities"). The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, which are incorporated into this Receipt by reference.

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      2. Surrender of Receipts and Withdrawal of Stock. Upon surrender of an
American Depositary Receipt or Receipts at the Depositary's corporate trust office in New York City currently located at III Wall Street or at such other offices as the Depositary may designate for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the delivery of Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Holder of such Receipt or Receipts shall be entitled to delivery, to him or upon his order, of the Stock and any other Deposited Securities at the time represented by the deliverable portion of such Receipt or Receipts (as defined in the Deposit Agreement). If such Stock and other Deposited Securities are held in registered form, delivery of such Stock and other Deposited Securities may be made by the delivery of certificates registered in the name of such Holder or as ordered by him, or by the delivery of certificates which, if required by law, shall be properly endorsed or accompanied by properly executed instruments of transfer. If such Stock and other Deposited Securities are not held in registered form, delivery shall be made by book-entry delivery. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

      A Receipt or Receipts surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Stock and any other Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the main office of the Custodian in Tokyo, subject to the terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Stock and any other Deposited Securities represented by the deliverable portion of such Receipt or Receipts, except that the Depositary may make delivery to such person or persons at the corporate trust office in New York City of the Depositary of any dividends or distributions with respect to the Stock and any other Deposited Securities represented by the deliverable portion of such Receipt or Receipts, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by such Depositary. Such order shall be given by letter or, at the risk and expense of the Holder, by cable, telex or facsimile transmission.

      At the request and risk and expense of any Holder so surrendering a Receipt or Receipts, and for the account of such Holder, the Depositary shall direct the Custodian to forward the certificate or certificates and other proper documents of or relating to title for the amount of Stock and any other Deposited Securities represented by the deliverable portion of such Receipt or Receipts for delivery at the corporate trust office in New York City of the Depositary. Such direction shall be given in writing and mailed, first class airmail postage prepaid, or, at the request and risk and expense of such Holder, by cable, telex or facsimile transmission.

      3. Transfers, Split-ups, Combinations. Subject to the terms and conditions of the Deposit Agreement, the Depositary shall make transfer on its books in New York City from time to time of American Depositary Receipts upon any surrender thereof by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument or transfer (including

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signature guarantees in accordance with standard industry practice), and duly stamped, as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute and, if the Depositary's signature is a facsimile signature, the Registrar shall manually countersign a new American Depositary Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto representing the same aggregate number of shares of Stock as those represented by the American Depositary Receipt or Receipts so surrendered.

      Upon surrender of an American Depositary Receipt or Receipts at the Depositary's corporate trust office in New York City or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of the Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in authorized denominations for the number of Depositary Shares requested, representing the same aggregate number of Depositary Shares represented by the Receipt or Receipts so surrendered.

      4. Conditions to Signing and Delivery, Registration of Transfer, etc. of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, withdrawal, surrender or exchange of any Receipt, or the payment of dividends or other distributions thereupon, the Depositary or the Custodian may require payment of a sum sufficient for reimbursement of any tax or other governmental charge and any stock transfer registration fee with respect thereto (including any such tax or charge and fee with respect to Stock being deposited or withdrawn) and payment of any fee to it, may require proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as it may establish pursuant to the Deposit Agreement. Any person presenting Stock for deposit or any Holder or Beneficial Owner may be required to file such proof of citizenship or residence, evidence of the number of shares of Stock beneficially owned or any other matters necessary or appropriate to evidence compliance with the Foreign Exchange and Foreign Trade Law of Japan or any other successor legislation thereto or any other applicable law, or other information, and to execute such certificates as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or the proceeds thereof or the delivery of any such Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

      5. Suspension of Delivery, Transfer, etc. The issuance of ADSs against deposits of shares of Stock generally or against deposits of particular shares of Stock may be suspended, or the issuance of ADSs against the deposit of particular shares of Stock may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers of Receipts generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the registrar of the Stock are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the Receipts or shares of Stock are listed, or under any provision of the Deposit Agreement or provisions of, or governing, the Deposited Securities or for any other reason, subject, in all cases, to the limitations set forth in the Deposit Agreement and in Paragraph 24 hereof. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any shares of Stock which are required to be registered under the Securities Act of 1933, unless a registration statement under such Act is in effect as to such shares of Stock.

      6. Liability of Holder for Taxes. Any tax or other governmental charge payable by or on behalf of the Depositary with respect to this Receipt, ADSs evidenced by this Receipt or with respect to any Deposited Securities represented hereby shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt and the ADSs evidenced hereby, or any withdrawal of Deposited Securities represented by such ADSs, until such payment is made, and may withhold dividends or other distributions, or may sell (after attempting by reasonable means to notify the Holder prior to such sale) any part or all of the Deposited Securities represented hereby, and may apply such dividends or distributions or the proceeds of any such sale toward such tax or charge, the Holder hereof remaining liable for any deficiency.

      Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained by the Company, Depositary or the Custodian for such Holder and/or Beneficial Owner.

      7. Warranties by Depositor. Each person depositing shares of Stock under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such shares of Stock and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such shares of Stock have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the shares of Stock presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities and (v) the shares of Stock presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of shares of Stock, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing shares of Stock, to take any and all actions necessary to correct the consequences thereof.

      8. Amendment of Deposit Agreement. This Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment imposing any fees or charges (other than fees and charges provided in the Deposit Agreement) or otherwise prejudicing any substantial existing right of the Holder hereof shall, however, not become effective as to this Receipt until the expiration of three months after notice of such amendment shall have been given to the Holder hereof. The Holder and Beneficial Owner this Receipt and of the ADSs evidenced hereby, as the case may be, at the time any such amendment so becomes effective shall be deemed, by continuing to hold this Receipt and the ADSs evidenced hereby, as the case may be, to consent and agree to such amendment and to be bound by the Deposit Agreement and this Receipt as amended by such amendment. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented by ADSs evidenced hereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of this Receipt or of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement this Receipt and the Deposit Agreement at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to this Receipt and to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to the Holder hereof or within any other period of time as required for compliance with such laws, rules or regulations.

      9. Charges of Depositary. The Depositary shall charge fees for receiving deposits and issuing Receipts, for delivering deposited Stock against surrender of Receipts, for transfer of Receipts, for splits and combination of Receipts, for sales or exercise of rights or for other services performed upon the terms set forth in the Deposit Agreement. The Depositary and the Company reserve the right to modify, reduce or increase any fees or charges for services performed. The Depositary shall charge any party to whom Receipts are issued (including, without limitation, deposit or issuance pursuant to a Stock Split declared by the Company or an exchange of Stock or Deposited Securities, or a distribution of Receipts pursuant to Paragraph 15 hereof), or who surrenders Receipts a fee of U.S. $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt. In addition the Depositary shall charge to the Holders a fee of U.S. $2.00 or less per 100 American Depositary Shares held (or portion thereof) for any cash distribution (other than a distribution made pursuant to a cash dividend) made pursuant to the Deposit Agreement, and $5.00 or less per 100 American Depositary Shares (or portion thereof) in case of a distribution of American Depositary Shares upon the exercise of rights, made pursuant to the Deposit Agreement. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. In addition, Holder, Beneficial Owners, and persons depositing Stock will be requested to pay taxes and other governmental charges, registration fees, cable, telex and facsimile transmission and delivery expenses, and customary and other expenses incurred by the Depositary in connection with its obligations and duties under the Deposit Agreement. The Company will pay the other charges of the Depositary (subject to consultation and agreement between the Company and the Depositary), with the exception of taxes and other governmental charges, stock transfer or registration fees on deposits of Stock, and such cable, radio and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Stock or Holders of Receipts.

      10. Title to Receipts. It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Depositary Shares evidenced thereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that until this Receipt shall be transferred on the books of the Depositary, the Depositary may, notwithstanding any notice to the contrary, treat the Holder hereof at such time as the absolute owner hereof (or representative of the Beneficial Owner of the American Depositary Shares evidenced hereby) for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

Dated:

Countersigned                                   CITIBANK, N.A.
                                                as Depositary


By: ____________________________                By: ____________________________
        Authorized Officer                                 Vice President

                          (FORM OF REVERSE OF RECEIPT)

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

      11. Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Deposited Securities or the net proceeds from the sale of securities, property or rights, the Depositary shall, if at the time of receipt thereof any non-dollar currency so received or held can in its judgment be converted on a reasonable basis into dollars available to the Depositary and subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and make the resulting amount available for distribution to Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation; provided, however, that in the event that any of the deposited Stock is not entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash distribution, the Depositary shall make an appropriate adjustment in the amount distributed to the Holders of American Depositary Receipts issued in respect of such Stock, and provided further that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder of an American Depositary Receipt a fraction of one cent and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. Any amounts, proceeds or sums to be distributed shall in all cases be subject to reduction in the amount of the appropriate fees and charges as described in the Deposit Agreement.

      Payments in dollars in respect of any receipt will be made, subject to applicable laws and regulations, by check drawn on a bank in New York City.

      Whenever the Depositary shall receive any distribution other than cash or rights or in Stock Splits upon the Deposited Securities, the Depositary shall (subject to the terms hereof and of the Deposit Agreement) cause such amount of the securities or property received by it to be distributed to the Holders of American Depositary Receipts on the record date fixed pursuant to Paragraph 13 hereof in proportion to the number of Depositary Shares held by them in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among the Holders of American Depositary Receipts entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or that such distribution requires registration under Securities Act of 1933) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash. When the Company decides to effectuate a Stock Split, the Depositary may in its discretion upon prior consultation with and approval of the Company and subject to Paragraph 9 hereof, distribute to the Holders of Receipts entitled thereto on the record date fixed pursuant to Paragraph 13 hereof, in proportion to the number of Depositary Shares held by them additional Receipts representing the amount of Stock received as a result of such Stock Split. In lieu of delivering Receipts for fractional Depositary Shares in any such case, the Depositary may, in its discretion, sell the amount of Stock or Depositary Shares represented by the aggregate of such fractions at public or private sale, at such place or places and upon such terms as it may deem proper, or if any portion of such amount consists of shares of Stock which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with the applicable provisions of the Japanese Commercial Code or other applicable Japanese law, and distribute the net proceeds of any such sale, all in the manner and subject to the conditions described in the Deposit Agreement.

      The Depositary shall not make available to the Holders of American Depositary Receipts any such Stock it received as a result of the Stock Split
(a) unless such distribution is exempt from registration under the Securities Act of 1933, or, (b) unless and until a registration statement is in effect under the Securities Act of 1933 for such distribution.

      12. Rights. Whenever the Company shall offer or cause to be offered to the holders of any Deposited Securities in whose names such securities are recorded on the books of the Company any rights to subscribe for or to purchase additional Stock or any rights of any other nature, such rights shall be made available by the Depositary to the Holders of Receipts in such manner as the Depositary may determine, subject to the requirements of any securities exchange on which the American Depositary Receipts are listed, either by the issue to the Holders of American Depositary Receipts entitled thereto of warrants representing such rights or by such other method as may be approved by the Depositary in its discretion; provided, however, that if at the time of issue or offer of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders of Receipts by the issue of warrants or otherwise, or if and to the extent so instructed by Holders of Receipts that such Holders do not desire to exercise such rights, the Depositary may in its discretion, if applicable laws permit, sell such rights at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds to the Holders of Receipts entitled thereto as in the case of a distribution received in cash.

      So long as the aggregate number of shares of Stock held by or for United States residents (including any such shares of Stock represented by Receipts held by or for United States residents) or issuable to United States residents on conversion of securities convertible into Stock of the Company exceeds 1% of the total number of shares of Stock then outstanding, if registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Holders of Receipts and sell the securities represented by such rights, the Company has agreed in the Deposit

Agreement that it will file promptly a registration statement pursuant to such Act with respect to such rights and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective at least 21 days before such rights shall expire. In no event shall the Depositary make available to the Holders of Receipts any right to subscribe for or to purchase any securities unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Holders of such Receipts are exempt from registration under the provisions of such Act. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with sale, or exercise of rights, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

      13. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, or whenever a Stock Split shall be announced by the Company, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Stock or other Deposited Securities, or whenever there is a change in the number of shares represented by each American Depositary Share, or whenever the Depositary finds it necessary or convenient, the Depositary shall fix a record date for the determination of the Holders of Receipts who shall be entitled, subject to the provisions of the Deposit Agreement, to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting. Subject to the terms hereof and of the Deposit Agreement, the Holders of Receipts on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof or to give instructions for the exercise of such voting rights in proportion to the number of American Depositary Shares held by them, respectively.

      14. Voting Rights. Upon receipt of notice of any meeting of holders of Stock or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Holder hereof a notice which shall contain
(a) such information as is contained in such notice of meeting, and (b) a statement that the Holder hereof at the close of business on a specified record date will be entitled, subject to any applicable provisions of law, of the Articles of Incorporation of the Company and of the Deposit Agreement, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock or other Deposited Securities represented by their respective American Depositary Shares, and a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written instruction of the Holder hereof on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Stock or other Deposited Securities represented by this Receipt in accordance with such instructions. To the extent the aggregate of the American Depositary Shares voted for and against a proposal do not constitute integral multiples of a Unit, the remainders in excess of the highest integral multiple of a Unit will be disregarded. In the absence of instructions from the Holder hereof, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to use its best efforts to give a discretionary proxy to a person designated by the Company; provided, however, that such discretionary proxy shall not be given if the Company does not request such proxy to be given, and provided, further, that no such discretionary proxy shall be given with respect to (i) any proposition
(a) as to which the Depositary has knowledge of any shareholder contest to the action to be taken at the meeting or (b) for the purpose of authorizing a merger, consolidation or amalgamation (except an amalgamation between the Company and one or more of its 100% owned Japanese subsidiaries) or (ii) any other matter which may substantially affect the rights or privileges of holders of such Stock or other Deposited Securities. The Company has agreed in the Deposit Agreement to take all reasonable action which shall at any time be deemed necessary by the Depositary in order to enable the Depositary to vote or cause to be voted the amount of Stock or other Deposited Securities represented by every American Depositary Receipt, the Holder of which shall have furnished written instructions to the Depositary as aforesaid, in accordance with such instructions. Prior to requesting the delivery of a discretionary proxy upon the terms set forth herein, the Company shall deliver to the Depositary an opinion of the Company's counsel and a representation letter, in each case upon the terms contemplated in the Deposit Agreement.

      There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

      15. Changes Affecting Deposited Securities. Upon any change in nominal or par value, consolidation, exchange, reclassification, conversion or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of assets affecting the Company or to which it is a party, the Depositary may in its discretion, in such manner as the Depositary may deem equitable, and with the approval of the Company, treat any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities as new Deposited Securities under the terms hereof and of the Deposit Agreement, and Receipts then outstanding shall thenceforth evidence American Depositary Shares representing the right to receive the new Deposited Securities so received in exchange or conversion. In any such case the Depositary may in its discretion, with the approval of the Company, and subject to receipt of an opinion from the Company's U.S. counsel satisfactory to the Depositary that such resulting distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

      Should a registration statement on Form F -6 be required to be filed in regard to such additional Receipts, no distribution of additional Receipts shall be made unless and until a registration statement on Form F-6 and applicable thereto is filed and becomes effective.

      16. Reports; Inspection of Transfer Books. The Depositary shall make available for inspection by Holders of Receipts at its corporate trust office in New York any reports and communications including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders of American Depositary Receipts copies of such reports to the extent provided in the Deposit Agreement when furnished by the Company for such purpose. The Depositary shall keep books in New York City for the transfer of American Depositary Receipts, which at all reasonable times shall be open for inspection by the Holders of American Depositary Receipts and the Company, provided that such inspection by a Holder shall not be for the purpose of communicating with Holders of American Depositary Receipt in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or of the American Depositary Receipts.

      The Depositary may close the books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder and under the Deposit Agreement.

      17. Liability of the Company, the Depositary and the Custodian. Neither the Depositary nor the Custodian nor the Company shall incur any liability to any Holder of any Receipts or Beneficial Owner of ADSs evidenced thereby, if by reason of any provision of any present or future law of Japan or any other country, or of any other governmental authority or rules of any exchange upon which the Stock, ADRs or ADSs are or shall ever be listed, or in the case of the Depositary or the Custodian, by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any act of God or war or other circumstances beyond its control (including, but not limited to, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), the Depositary or the Custodian or the Company shall be prevented or forbidden from or subjected to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, the Custodian or the Company incur any liability to any Holder or Beneficial Owner of ADRs or ADSs, as the case may be, by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Neither the Depositary nor the Company shall incur any liability (i) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Incorporation of the Company or provisions of law governing Deposited Securities, (ii) for any failure by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders or Beneficial Owners of American Depositary Receipts or American Depositary Shares, as the case may be, or (iii) for any consequential or punitive damages for any breach of the terms of the Deposit Agreement.

      The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may each and all rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

      18. Obligations of the Depositary, the Custodian and the Company. Neither the Depositary nor the Custodian nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders of American Depositary Receipts or Beneficial Owners of American Depositary Shares, as the case may be, except that each agrees to use its best judgment and good faith in the performance of obligations and duties specifically set forth in the Deposit Agreement.

      Neither the Depositary nor the Custodian nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any Holder of an American Depositary Receipt or Beneficial Owner of American Depositary Shares, as the case may be, or any other person believed by it in good faith to be competent to give such advice or information or for any translation of any notice, report or other document made by translator believed by it to be competent. Neither the Depositary nor the Custodian shall be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote, as long as any such action or nonaction is in good faith.

      The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary negligently or in bad faith.

      19. Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company and the Custodian, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

      The Depositary may at any time be removed by the Company by written notice of such removal delivered to the Depositary, such removal becoming effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

      In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 30 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to, the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor, but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding American Depositary Receipts. Any successor depositary shall promptly mail notice of its appointment to the Holders of American Depositary Receipts. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of such Depositary without the execution or filing of any document or any further act.

      20. Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of Section 5.04 of the Deposit Agreement, the Depositary, the Custodian, their Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend shares of Stock or Receipts; provided, however, that the Depositary may (i) issue Receipts prior to the receipt of shares of Stock pursuant to Section 2.03 of the Deposit Agreement, (ii) deliver shares of Stock prior to the receipt and cancellation of Receipts pursuant to Section 2.06 of the Deposit Agreement, including Receipts which were issued under (i) above but for which shares of Stock may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive Receipts in lieu of shares of Stock under (i) above and receive shares of Stock in lieu of Receipts under (ii) above. Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the "Applicant") to whom Receipts or shares of Stock are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the shares of Stock or Receipts that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such shares of Stock or Receipts in its records and to hold such shares of Stock or Receipts in trust for the Depositary until such shares of Stock or Receipts are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such shares of Stock or Receipts, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and shares of Stock involved in such Pre-Release Transactions at anyone time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of Receipts and shares of Stock involved in Pre-Release Transactions with anyone person on a case by case basis as it deems appropriate.

      The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

      21. Termination of Deposit Agreement. The Depositary shall, if the Company so requests, terminate the Deposit Agreement by mailing notice of such termination, first class airmail postage prepaid, to the Holders of American Depositary Receipts then outstanding as provided in the Deposit Agreement at least 30 days prior to the date fixed in such notices for such termination.

      The Depositary may likewise terminate the Deposit Agreement in accordance with the notice requirements of the preceding paragraph if at any time 30 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.

      If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement, except as provided below and except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. Upon termination of the Deposit Agreement the Depositary shall deliver Stock in respect of deliverable portions of such Receipts so surrendered and deliver Receipts in respect of nondeliverable portions of Receipts so surrendered pursuant to the terms of the Deposit Agreement and, except as provided below, shall continue to effect transfers of Receipts representing nondeliverable portions in accordance with the Deposit Agreement. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder at public or private sale, at such place or places and upon such terms as it deems proper or if any portion of such Deposited Securities consists of shares of Stock which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with the applicable provisions of the Japanese Commercial Code or such other Japanese law, and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement (except as specifically contemplated therein).

      22. Available Information. The Company is subject to the periodic reporting requirements of the United States Securities Exchange Act of 1934, as amended, and accordingly files certain information with the United States Securities and Exchange Commission (the "Commission"). These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission currently located at judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's New York City office currently located at Seven World Trade Center, 13th Floor, New York, New York 10048.

      23. Governing Law. This Receipt shall be interpreted in accordance with, and all rights hereunder and provisions hereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Stock, and the duties and obligations of the Company, in respect of such holders of Stock shall be governed by the laws of Japan. Notwithstanding the foregoing, the Company has under the terms hereof and of the Receipts, agreed to assume certain obligations vis-a-vis the Holders of ADRs and the Beneficial Owners of ADSs, which obligations are governed by the laws of the State of New York.

      The provisions of this Paragraph 23 shall survive any termination of the Deposit Agreement, in whole or in part.

      This American Depositary Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this American Depositary Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

      24. Compliance with US. Securities Laws. Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction LA(I) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

      FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ___________________________________________ whose taxpayer identification number is _____________________________________________ and whose address including postal Zip code is ___________________________________ , the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.


Dated:                              Name: ______________________________________
                                         By:
                                         Title:

                                    NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED


___________________________

                    LEGEND TO BE INCLUDED ON FACE OF AMERICAN
                               DEPOSITARY RECEIPTS

      SUBSCRIPTION RIGHTS: Offerings of rights to subscribe to additional Common Stock have been made under Japanese practice in substantial amounts, with a subscription price substantially below the current market price of the security. The Company has agreed in the Deposit Agreement that, except as stated in paragraph 12 of this Receipt, it will file a registration statement registering such rights offerings under the United States Securities Act of 1933, as amended, for the purpose of making possible the distribution of rights by the Depositary to the Holders of Receipts in the United States and the exercise of the rights by such Holders. Should such distribution not be possible, the Depositary intends to endeavor to dispose of the rights for the benefit of Holders of Receipts as provided in the Deposit Agreement. Any disposal of rights may substantially dilute the equity of Holders of Receipts.

           WITHDRAWAL OF UNDERLYING STOCK: THE COMMON STOCK UNDERLYING
           THIS AMERICAN DEPOSITARY RECEIPT CAN ONLY BE WITHDRAWN FROM
         THE DEPOSITARY IN A UNIT OF 100 SHARES OR AN INTEGRAL MULTIPLE
                                    THEREOF.

                                   EXHIBIT B:

                                  FEE SCHEDULE

--------------------------------------------------------------------------------------------------------------------------
             Service                                       Rate                                    By Whom Paid
--------------------------------------------------------------------------------------------------------------------------
(1)    Issuance of ADSs upon               Up to $5.00 per 100 ADSs (or fraction      Party for whom deposits are made or
       deposit of Stock (excluding         thereof) issued                            party receiving ADSs.
       issuances contemplated by
       paragraphs (3)(b) and (5)
       below).
--------------------------------------------------------------------------------------------------------------------------
(2)    Delivery of Deposited               Up to $5.00 per 100 ADSs (or fraction      Party surrendering ADSs or making
       Securities, property and            thereof) surrendered.                      withdrawal.
       cash against surrender of
       ADSs.
--------------------------------------------------------------------------------------------------------------------------
(3)    Distribution of (a) cash            No fee.                                    N/A
       dividend or (b) ADSs
       pursuant to Stock Splits (as
       defined in the Deposit
       Agreement).
--------------------------------------------------------------------------------------------------------------------------
(4)    Distribution of cash                Up to $2.00 per 100 ADSs held.             Party to whom distribution is made.
       proceeds (i.e. upon sale of
       rights and other
       entitlements).
--------------------------------------------------------------------------------------------------------------------------
(5)    Distribution of ADSs                Up to $5.00 per 100 ADSs issued.           Party to whom distribution is made.
       pursuant to exercise of
       rights.
--------------------------------------------------------------------------------------------------------------------------

      II. Charges Holders and Beneficial Owners shall be responsible for the following charges:

(i) taxes (including applicable interest and penalties) and other governmental charges;

(ii) such registration fees as may from time to time be in effect for the registration of shares of Stock or other Deposited Securities on the share register and applicable to transfers of shares of Stock or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing shares of Stock or Holders and Beneficial Owners of ADSs;

(iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to shares of Stock, Deposited Securities, ADSs and ADRs; and

(vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities


                                       B-2